THE HIGH YIELD INCOME FUND, INC.
	Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


                                          October 30, 2007





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


      Re:	The High Yield Income Fund, Inc. (the Fund)
      File No.:  811-05296


Ladies and Gentlemen:

      Please find enclosed the Annual Report on Form N-SAR for the Fund for the six-month year period ended August 31, 2007. The Form N-SAR was filed electronically using the EDGAR System.


                                   Very truly yours,


      /s/Deborah A. Docs
                                  Deborah A. Docs
                                 Chief Legal Officer and Secretary


Enclosures



      This report is signed on behalf of
the Registrant in the City of Newark
and State of New Jersey on the 22nd day of October 2007.



THE HIGH YIELD INCOME FUND, INC.





By: 	/s/Deborah A. Docs 			 	 	Witness: /s/Glenda D. Noel
      Deborah A. Docs			  		  	   Glenda D. Noel
      Chief Legal Officer and Secretary








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